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                                                                  EXHIBIT 21

                          SUBSIDIARIES OF REGISTRANT

     As of April 1, 1996, the following are wholly-owned subsidiaries of the Registrant and are Minnesota corporations, except as otherwise indicated:

Bullseye Corporation (DE)
CPS Minnesota Corp. (DE)
Dayton Credit Company
Dayton Development Company
Dayton Hudson Capital Corporation
Dayton Hudson Receivables Corporation
Dayton's Commercial Interiors, Inc.
Dayton's Iron Horse Liquors, Inc.
Dayton's Sioux Falls, Inc. (SD)
Dayton's Travel Service, Inc.
Eighth Street Development Company
Mervyn's (CA)
Mervyn's, Inc. (DE)
Retailer's National Bank, N.A. (a national association)
Rooftop, Inc.
Seatamatic, Inc. (NV)
STL of Nebraska, Inc.
Target Services, Inc.
Target Stores, Inc.

Capitol Lounge Corp. (WI)
Clybourn Trading Corp. (WI)
DHC Milwaukee, Inc. (WI)
DHC Wine & Liquor Shop, Inc. (WI)
Greener Fields, Inc. (TX)
Marshall Field & Company (DE)
Marshall Field of Columbus, Inc. (OH)
Marshall Field Stores, Inc. (DE)
Marshall Field's Chicago, Inc. (DE)
Marshall Field's Direct Response Company, Inc. (DE)
Marshall Field's Mayfair, Inc. (WI)